As filed with the Securities and Exchange Commission on October 1, 2024.

Registration No. 333-272127

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-272127

UNDER

THE SECURITIES ACT OF 1933

Southwestern Energy Company

SUBSIDIARY GUARANTOR REGISTRANTS (SEE BELOW)

(Expand Energy Corporation (formerly known as, Chesapeake Energy Corporation), as successor by merger to
Southwestern Energy Company)

(Exact name of registrant as specified in its charter)

Delaware	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Expand Energy Corporation (formerly known as, Chesapeake Energy Corporation)

6100 North Western Avenue

Oklahoma City, OK 73118

(405) 848-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher W. Lacy

c/o Expand Energy Corporation (formerly known as, Chesapeake Energy Corporation)

Executive Vice President, General Counsel and Corporate Secretary

6100 North Western Avenue

Oklahoma City, OK 73118

(405) 848-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin M. Richardson William N. Finnegan IV Ryan J. Lynch Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Julian Seiguer, P.C. Doug Bacon, P.C. Kim Hicks, P.C. Jennifer Wu, P.C. Kirkland & Ellis LLP 609 Main Street, Suite 4700 Houston, Texas 77002 (713) 836-3600

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

SUBSIDIARY GUARANTOR REGISTRANTS (1)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
A.W. Realty Company, LLC	Texas	71-0422314
Angelina Gathering Company, L.L.C.	Texas	26-4388727
SWN Drilling Company, LLC	Texas	20-3708831
SWN E & P Services, LLC	Texas	N/A (2)
SWN Energy Services Company, LLC	Texas	71-0794468
SWN International, LLC	Delaware	N/A (2)
SWN Midstream Services Company, LLC	Texas	20-3230804
SWN Production Company, LLC	Texas	71-0358796
SWN Production (Louisiana), LLC	Texas	82-3993623
SWN Water Resources Company, LLC	Texas	82-4186977
SWN Well Services, LLC	Texas	80-0804278

(1)	One or more of the above registrants, each a Subsidiary Guarantor Registrant, may fully and unconditionally guarantee, on a joint and several basis, subject to customary release provisions, any series of debt securities of Southwestern Energy Company offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.
(2)	Single Member LLC with no EIN.

The address, including zip code, and telephone number, including area code, of each of the Subsidiary Guarantor Registrant’s principal executive offices is 6100 North Western Avenue, Oklahoma City, OK 73118, telephone (405) 848-8000. The name, address, and telephone number of the agent for service for each Subsidiary Guarantor Registrant is Christopher W. Lacy, Expand Energy Corporation (formerly known as, Chesapeake Energy Corporation), 6100 North Western Avenue, Oklahoma City, OK 7311, telephone (405) 848-8000.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Southwestern Energy Company, a Delaware corporation (the “Company”) is filing this post-effective amendment (“Post-Effective Amendment”) to the following Registration Statement on Form S-3 (the “Registration Statement”), which was originally filed by the Company and the subsidiary guarantors identified in the table of Subsidiary Guarantor Registrants above with the U.S. Securities and Exchange Commission (the “SEC”) on the date set forth below and became effective automatically upon filing, to deregister any and all Company securities registered but unsold or otherwise unissued under such Registration Statement as of the date hereof:

1.	Registration Statement on Form S-3 (No. 333-272127), which was filed with the SEC on May 22, 2023 and became effective automatically upon filing, registering an indeterminate amount of common stock, preferred stock, debt securities, guarantees of debt securities, depositary shares, warrants, purchase contracts and units.

On October 1, 2024, pursuant to the transactions contemplated by the Agreement and Plan of Merger, dated as of January 10, 2024 (the “Merger Agreement”), by and among the Company, Chesapeake Energy Corporation, an Oklahoma corporation (“Chesapeake”), Hulk Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Chesapeake (“Merger Sub”), and Hulk LLC Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Chesapeake (“Merger Sub LLC”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Chesapeake, and, subsequently, the Company merged with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity and as a direct, wholly-owned subsidiary of Chesapeake, and, subsequently, Merger Sub LLC merged with and into Chesapeake, with Chesapeake continuing as the surviving entity.

As a result of the completion of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings and sales of its securities pursuant to the Registration Statement. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities of the Company that had been registered for issuance under the Registration Statement that remain unsold at the termination of such offerings, the Company hereby removes from registration by filing this Post-Effective Amendment all of such securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statement. After giving effect to this Post Effective Amendment, there will be no remaining securities registered by the Company pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 1st day of October, 2024.

Expand Energy Corporation (successor by merger to Southwestern Energy Company)

By:	/s/ Mohit Singh
Mohit Singh
Executive Vice President and Chief Financial Officer

A.W. REALTY COMPANY, LLC
SWN E & P SERVICES, LLC
SWN INTERNATIONAL, LLC
SWN MIDSTREAM SERVICES COMPANY, LLC
SWN PRODUCTION COMPANY, LLC
SWN PRODUCTION (LOUISIANA), LLC
SWN WATER RESOURCES COMPANY, LLC

By: Southwestern Energy Company, its sole member

By:	/s/ Chris Lacy
Chris Lacy
Senior Vice President and General Counsel

ANGELINA GATHERING COMPANY, L.L.C.
SWN ENERGY SERVICES COMPANY, LLC

By: SWN Midstream Services Company, LLC, its sole member

By: Southwestern Energy Company, its sole member

By:	/s/ Chris Lacy
Chris Lacy
Senior Vice President and General Counsel

SWN DRILLING COMPANY, LLC

By: SWN Production Company, LLC, its sole member

By: Southwestern Energy Company, its sole member

By:	/s/ Chris Lacy
Chris Lacy
Senior Vice President and General Counsel

SWN WELL SERVICES, LLC

By: SWN E & P Services, LLC, its sole member

By: Southwestern Energy Company, its sole member

By:	/s/ Chris Lacy
Chris Lacy
Senior Vice President and General Counsel

Note: No other person is required to sign this Post-Effective Amendment to Form S-3 Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.